Exhibit 8.1

List of Subsidiaries as at December 31, 2025

Direct subsidiaries:

		Start year of			Total assets before
		operation	Percentage of ownership*		elimination
Subsidiary	Nature of business	commencement	2024	2025	2024	2025
PT Telekomunikasi	Mobile	1995	70	70	116,965	114,388
Selular	telecommunication,
(“Telkomsel”)	fixed broadband,
	network service, and
	internet protocol
	television ("IPTV")

PT Dayamitra	Leasing of towers and	1995	72	72	58,131	58,345
Telekomunikasi Tbk.	digital support services
(“Mitratel”)	for mobile infrastructure

PT Telekomunikasi	International	1995	100	100	17,173	19,540
Indonesia	telecommunication
International	and information
(“Telin”)	services

PT Multimedia	Network	1998	100	100	17,959	17,250
Nusantara	telecommunication
(“Metra”)	services and multimedia

PT Telkom Data	Data center	1996	100	100	8,394	9,871
Ekosistem
(“TDE”)

PT Telkom Satelit	Telecommunication -	1996	100	100	8,845	8,230
Indonesia	provides satellite
(“Telkomsat”)	communication
	system and its
	related services

PT Sigma Cipta	Hardware and software	1988	100	100	6,185	5,392
Caraka	computer consultation
(“Sigma”)	service

PT Graha Sarana Duta	Developer, trade, service	1982	100	100	5,460	5,170
("GSD")	and transportation

PT Telkom Akses	Construction, service	2013	100	100	4,480	4,244
(“Telkom Akses”)	and trade in the field of
	telecommunication

PT Telkom	Network	2024	100	100	3,048	3,944
Infrastruktur	telecommunication
Indonesia	and information services
(“TIF”)

PT Metra-Net	Multimedia portal service	2009	100	100	2,096	1,883
(“Metra-Net”)

PT Infrastruktur	Developer service and	2014	100	100	1,359	1,226
Telekomunikasi	trading in the field
Indonesia	of telecommunication
(“Telkom Infra”)

PT PINS Indonesia	Trade in telecommunication	1995	100	100	733	550
(“PINS”)	devices

PT Napsindo	Telecommunication -	1999; ceased	60	60	5	5
Primatel	provides Network	operations on
Internasional	Access Point ("NAP"),	January 13,
(“Napsindo”)	Voice Over Data ("VOD")	2006
	and other related services

*Percentage of ownership amounting to 99.99% is presented with rounding of 100%.

All direct subsidiaries are domiciled in Indonesia.